Exhibit 10-10

AMENDMENT NO. 3

to

ENERGY EAST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE AS OF

AUGUST 1, 2001

WHEREAS, Energy East Corporation (the "Corporation") established the Energy East Corporation Supplemental Executive Retirement Plan (the "Plan"), effective as of August 1, 2001; and

WHEREAS, the Corporation desires to amend the Plan, as permitted by Paragraph 7 of the Plan, to prospectively eliminate the pre-retirement excess plan benefits to Key Persons (as such term is defined by the Plan) as this benefit will be provided as of January 1, 2005 from a new plan, the "Energy East Corporation ERISA Excess Plan" and to make other changes to this Plan necessitated by the adoption of this new plan, and to comply with certain requirements of the American Jobs Creation Act of 2004.

NOW, THEREFORE, the Plan is amended, effective as of January 1, 2005, as follows:

  The Plan is hereby amended by adding the designation "(A) Benefit for Terminations Prior to January 1, 2005" before the text of the present Paragraph 5.
  The Plan is hereby amended by the addition of a new subparagraph (b) to Paragraph 5, as amended above, to read as follows:

  (B) Benefit for Terminations On and After January 1, 2005. Key Persons who terminate employment with the EEC Group on and after January 1, 2005 shall not receive the benefit described in Paragraph 5A.

  Paragraph 6A of the Plan is hereby amended by the addition of the following sentence as the last paragraph in Paragraph 6A:

  "A Key Person will be considered to be eligible for payment under the Plan resulting from a 'disability' only if the Key Person retires from the EEC Group after the Key Person has received payments from the Corporation's or EEC Group's long-term disability plan for at least three consecutive months."

  The Plan is hereby amended by the addition of the following sentence as the second sentence of the third subparagraph of Paragraph 6A:

  "For those Employees who retire on and after January 1, 2005, there shall be subtracted (i) any amounts received by the Key Person from any tax-qualified defined benefit pension plan adopted or sponsored by the EEC Group in which the Key Person participates, payable at age 65 (or actual age, if greater) as a straight life annuity, (ii) any amounts received by the Key Person from the Energy East Corporation ERISA Excess Plan (or any successor to such plan), payable at age 65 (or actual age, if greater) as a straight life annuity and (iii) any Social Security benefits which the Key Person is eligible or expected to become eligible to receive as determined by the Plan Administrator from the amount determined in accordance with the provisions of the above paragraph."

  Paragraph 6B of the Plan is hereby amended by deleting the Paragraph in its entirety and replacing it with the following:

  "B. Survivor's Benefit. Effective January 1, 2005, upon the death of a Key Person prior to retirement, his or her spouse's survivor benefit shall equal one-half of the amount that the Key Person would have been eligible to receive if not for his or her death payable over the spouse's lifetime. This benefit shall be paid in the form of an Actuarial Equivalent lump sum determined over the spouse's lifetime (assuming the spouse's age is not less than the Key Person's age at death minus five years) and based upon the mortality table prescribed by the Treasury pursuant to Section 417(e) of the Code and the annual rate of interest on 30-year Treasury securities as in effect on the last day preceding the year of distribution. For purposes of this Paragraph, a Key Person's "spouse" shall mean the spouse who survives the Key Person and to which the Key Person was legally married at the time of his or her death. No benefits are payable pursuant to this Paragraph 6B upon the death of a Key Person who is unmarried. Further, a surviving spouse, as defined in this Paragraph 6B, shall not be eligible to receive any benefits from the plan upon a Key Person's death after the Key Person's receipt of a lump sum.

  The six-month payment delay for Key Employees (as defined in Paragraph 6C below) will not apply to payments following the death of the Key Employee."

  Paragraph 6C of the Plan is hereby amended by deleting the Paragraph in its entirety and replacing it with the following:

  "C. Payment of Benefit. Effective January 1, 2005, upon separation from service, retirement or disability (as defined in the last paragraph of Paragraph 6A), a Key Person shall receive an Actuarial Equivalent lump sum of the benefit described in Paragraph 6A and 6B, determined based upon the mortality table prescribed by the Treasury pursuant to Section 417(e) of the Code, the annual rate of interest on 30-year Treasury securities as in effect on the last day of the year preceding the year of distribution, and taking into account a maximum age differential between the Key Person and the Key Person's spouse of five years.

  Payment of any portion of the lump sum benefit as determined herein and attributable to the eligibility, earnings and service of a Key Employee after December 31, 2004 will be delayed until the earlier of (i) the beginning of the seventh month following the month of the Participant's separation from service (termination or retirement) or (ii) death. The payment to such Key Employee will be based on the Actuarially Equivalent lump sum determined as of the Key Employee's separation from service date (termination or retirement) increased with interest to the date of distribution at the applicable 30-year Treasury rate used to calculate the Actuarially Equivalent lump sum on the separation from service date. For purposes of the preceding sentence, 'Key Employee' shall mean an employee defined as a key employee under Section 416(i) of the Code. In general, this includes an officer of the EEC Group earning over $135,000 (as adjusted as provided in Section 416(i) of the Code), a 5% owner of the EEC Group or a 1% owner of the EEC Group earning over $150,000. Key Employees will be determined on December 31 of each year, based on compensation earned in the plan year ending on such December 31. An Employee classified as a Key Employee as of such December 31st shall be considered a Key Employee for the twelve month period beginning the following April 1st. "

  Paragraph 7 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

  "If the Plan is discontinued with respect to future benefit accruals or if the Plan is completely terminated, benefits accrued shall be distributed in accordance with the provisions of Paragraph 6C and may not be accelerated to provide for an earlier commencement date."

  Paragraph 9 of the Plan is hereby amended by deleting the first subparagraph in its entirety and replacing it with the following:

"9. Change in Control. Effective January 1, 2005, upon and after a Change in Control (as defined below), Key Persons whose employment is terminated from the Corporation for any reason other than death or Cause (as defined herein) shall be entitled to receive the retirement benefit described in Paragraph 6 as long as the Participant has completed five full Years of Service with the EEC Group as of the date of the Change in Control. Further, following the Key Person's termination of employment with the EEC Group, the vested benefit described in the preceding sentence shall be distributed as a lump sum equal to the present value (based on the mortality table and interest rate as defined in Paragraph 6C) of such vested benefit payable at the greater of (i) age 55 or (ii) such Key Person's age on the date of termination. Payment of any portion of the lump sum benefit as determined herein and attributable to the eligibility, earnings and service of a Key Employee (as defined in Paragraph 6C) after December 31, 2004 following termination of employment will be subject to a six-month delay as described in Paragraph 6C."

The Plan is hereby further amended by deleting the "Lump Sum Election Form - Change in Control", "Exhibit 'B': Initial Lump Sum Election Form", and the "Change in Election" form at the end of the document.

* * * * *

IN WITNESS WHEREOF OF THE ADOPTION OF THIS AMENDMENT NO. 3, Energy East Corporation has set its hand and seal to this Amendment No. 3 as of the 8th day of December, 2005.

ENERGY EAST CORPORATION
Witness: /s/Michelle Taylor	By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer